Exhibit 99

                                                                                                                 Company Contact:
                                                                                                                 CHARLES E. TRIANO
                                                                                                                 Vice President-Investor Relations
                                                                                                                 Forest Laboratories, Inc.
                                                                                                                 909 Third Avenue
                                                                                                                 New York, NY 10022
                                                                                                                 (212) 224-6714
                                                                                                                 charles.triano@frx.com

Forest Laboratories and Lundbeck Enter Into Settlement Agreement With Alphapharm Related to Lexapro Patent Litigation

NEW YORK, Oct. 6 -- Forest Laboratories, Inc. (NYSE: FRX) and its wholly-owned subsidiary, Forest Laboratories Holdings Limited, announced today that it and its licensing partner H. Lundbeck A/S have entered into a settlement agreement with defendant Alphapharm Pty Ltd., a subsidiary of Merck KGaA of Germany, regarding its pending patent infringement dispute regarding U.S. Patent Re. No. 34,712, (the '712 patent), which was licensed to Forest by H. Lundbeck A/S on an exclusive basis in the United States and relates to Forest's Lexapro® (escitalopram oxalate) product. The Settlement Agreement with Alphapharm does not settle the pending patent litigation by Forest and Lundbeck against Ivax Pharmaceuticals, Inc. jointly with Cipla Ltd, ("IVAX") and does not affect the status of Ivax as an ongoing defendant in the pending litigation. A trial in that litigation is currently scheduled for December 2005.

Pursuant to the terms of the settlement agreement with Alphapharm, and subject to review of the settlement terms by the Federal Trade Commission:

     1. Alphapharm will acknowledge that the '712 Patent is valid, enforceable and infringed by Alphapharm's proposed product and will agree to modify its ANDA filing accordingly, and will agree that it will neither assert the invalidity nor the non-infringement of the
        '712 Patent with respect to any generic equivalent (tablet, capsule or other version) to Lexapro® in any proceeding or forum.

     2. Forest and Lundbeck will agree to appoint Alphapharm as the exclusive distributor of generic versions of Lexapro®, which may be launched under the scenarios outlined below. The distributorship arrangement will have a term of five (5) years subject to Alphapharm's right to renew for successive one-year periods.

        (a) In the event that Forest and Lundbeck are successful in their infringement action against IVAX regarding the '712 patent, the distribution arrangement with Alphapharm will only commence two weeks prior to the expiration of the '712 patent.

        (b) In the event Forest and Lundbeck are unsuccessful in their infringement action against IVAX regarding the '712 patent, and such determination that the '712 Patent is invalid or
        unenforceable is affirmed by the appellate court, or a third party launches at risk, the distribution arrangement with Alphapharm would commence upon the introduction of the generic version of
        Lexapro®.

Under either scenario Forest will receive from Alphapharm a portion of the profit from such generic sales in consideration of the license.

Forest and Lundbeck will agree to reimburse certain of Alphapharm's legal costs in connection with the patent litigation.

Howard Solomon, Chairman and Chief Executive Officer of Forest, stated: "We are pleased to have concluded this settlement with Alphapharm. We continue to have confidence in the validity of our Lexapro patent and the terms of the settlement with Alphapharm are clearly consistent with that view of our patent's validity. We therefore expect that the litigation which continues with IVAX and is scheduled to be tried in December this year will uphold the patent's validity."

Except for the historical information contained herein, this release contains "forward-looking statements" within the meaning of the Private Securities Reform Act of 1995. These statements are subject to risks and uncertainties that affect our business, including risk factors listed from time to time in the Company's SEC reports, including the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2005 and quarterly report filed on Form 10-Q for the period ended June 30, 2005. Actual results may differ materially from those projected.

SOURCE: Forest Laboratories, Inc.